Exhibit 4.3
QLIK TECHNOLOGIES INC.
INVESTORS’ RIGHTS AGREEMENT
NOVEMBER 17, 2004

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INVESTORS’ RIGHTS AGREEMENT
          THIS INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of the 17th day of November, 2004, by and among Qlik Technologies Inc., a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor” and the holders of securities of the Company listed on Schedule B hereto, each of which is herein referred to as a “Stockholder.”
RECITALS
          WHEREAS, the Company and the Investors are parties to the Series A Preferred Stock Purchase Agreement of even date herewith (the “Series A Agreement”); and
          WHEREAS, in order to induce the Investors to purchase Series A Preferred Stock (the “Series A Preferred Stock”) and invest funds in the Company pursuant to the Series A Agreement, the Investors and the Company hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein;
          NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:
          1. Registration Rights. The Company covenants and agrees as follows:
               1.1 Definitions. For purposes of this Section 1:
                    (a) The term “Act” means the Securities Act of 1933, as amended.
                    (b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
                    (c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.
                    (d) The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.
                    (e) The term “1934 Act” means the Securities Exchange Act of 1934, as amended.
                    (f) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (g) The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of any other series of Preferred Stock held by the Investors, (iii) any shares of Common Stock acquired by the Investors, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.
                    (h) The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.
                    (i) The term “Rule 144” shall mean Rule 144 under the Act.
                    (j) The term “Rule 144(k)” shall mean subsection (k) of Rule 144 under the Act.
                    (k) The term “SEC” shall mean the Securities and Exchange Commission.
               1.2 Request for Registration.
                    (a) Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) three (3) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of thirty percent (30%) or more of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of any underwriters’ discounts or commissions, in excess of $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).
                    (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders

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proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by at least sixty percent (60%) in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
                    (c) Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:
                         (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act; or
                         (ii) after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or
                         (iii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration statement to become effective; or
                         (iv) if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to a request made under Section 1.4 hereof; or
                         (v) if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (except as provided in Section 1.2(c)(iii) and other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or

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transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).
                    (d) Subject to Section 1.2(b), any registration statement filed pursuant to the request of the Initiating Holders pursuant to this Section 1.2 may include securities of the Company being sold for the account of the Company.
               1.3 Company Registration.
                    (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for its own account or for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.
                    (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.
                    (c) Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ Registrable Securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, if any, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall

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any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders. Notwithstanding the foregoing, in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership, limited liability company or corporation, the affiliated venture capital funds, partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.
               1.4 Form S-3 Registration. In case the Company shall receive from the Holders of the Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:
                    (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and
                    (b) use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.4:
                         (i) if Form S-3 is not available for such offering by the Holders;
                         (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $5,000,000;

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                         (iii) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);
                         (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or
                         (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
                    (c) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a). The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).
                    (d) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders. Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.
               1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
                    (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of at least sixty percent (60%) of the Registrable Securities registered thereunder, keep such registration

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statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed;
                    (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;
                    (c) furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
                    (d) use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
                    (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;
                    (f) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
                    (g) cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and
                    (h) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.
          Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board of Directors of the Company:
                         (i) materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar

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transaction involving the Company for which the Board of Directors of the Company has authorized negotiations;
                         (ii) materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or
                         (iii) require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).
          In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.
               1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall use commercially reasonable efforts to cooperate with the Company and shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably requested by the Company and as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
               1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of at least sixty percent (60%) of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, in the case of a registration requested under Section 1.2, the Holders of at least sixty percent (60%) of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company other than a change in general market conditions affecting the industry generally from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.
               1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any

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controversy that might arise with respect to the interpretation or implementation of this Section 1.
               1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:
                    (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person; provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter or other aforementioned person, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the most current prospectus was not sent or given by or on behalf of such Holder or underwriter or other aforementioned person to such person, if required by law to have been so delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.
                    (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such

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underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.
                    (c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.
                    (d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or

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alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
                    (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
                    (f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.
               1.10 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:
                    (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;
                    (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and
                    (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.
               1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (a) is a subsidiary, parent, partner, limited partner, retired partner, member, retired member, stockholder or affiliate of a Holder, (b) is a Holder’s family member or trust for the benefit of an individual Holder, or (c) after such assignment or transfer, holds at least two hundred ninety thousand (290,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations or the like), provided: (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned;

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(ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.
               1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least sixty percent (60%) of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.
               1.13 “Market Stand-Off” Agreement.
                    (a) Each Holder and Stockholder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders and Stockholders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder and Stockholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders and Stockholders subject to such agreements pro rata based on the number of shares subject to such agreements.
          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of each Holder and Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

12

                    (b) Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all securities of each Holder and Stockholder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.
               1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of the Initial Offering, or (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(k) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144.
          2. Covenants of the Company.
               2.1 Delivery of Financial Statements. The Company shall, upon request, deliver to each Investor, so long as such Investor owns at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and the like), or Major Stockholder (as defined below) (or transferee of such Investor or Major Stockholder):
                    (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with International Accounting Standards Committee standards (“IAS”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;
                    (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.
                    (c) within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

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                    (d) as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year in such manner and form as approved by the Company’s Board of Directors, including the Preferred Directors (as defined below), prepared on a monthly basis, including pro forma balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;
                    (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with IAS consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by IAS) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and
                    (f) such other information relating to the financial condition, business or corporate affairs of the Company as the Investors may from time to time request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information. Each Major Stockholder or Investor agrees to use, and to use commercially reasonable efforts to ensure that its authorized representatives use, the same degree of care as such Major Stockholder or Investor uses to protect its own confidential information to keep confidential and not disclose to any third party, except as otherwise expressly permitted hereunder, any information furnished to it by the Company pursuant to this Section 2.1 which the Company identifies as being proprietary or confidential except such information that (i) was in the public domain prior to the time it was furnished to such person, (ii) is or becomes (through no willful improper action or inaction by such person) generally available to the public, (iii) was in its possession or known by such person without restriction prior to receipt from the Company, (iv) was rightfully disclosed to such Investor by a third party without restriction or (v) was independently developed without any use of the Company’s confidential information. Notwithstanding the foregoing, such Major Stockholder or Investor may disclose such proprietary or confidential information to any former, current or prospective partner, limited partner, general partner or management company of such person (or any employee or representative of any of the foregoing) (each of the foregoing persons, a “Permitted Disclosee”) or legal counsel, accountants or representatives for such person or Permitted Disclosee provided that such Permitted Disclosee and/or its representatives agree to maintain the confidentiality of such information. Furthermore, nothing contained herein shall prevent any Major Stockholder or Investor or Permitted Disclosee from (y) entering into any business, entering into any agreement with a third party, or investing in or engaging in investment discussions with any other company (whether or not competitive with the Company), provided that such Major Stockholder or Investor or Permitted Disclosee does not, except as permitted in accordance with this Section 2.1, disclose any proprietary or confidential information of the Company in connection with such activities, or (z) making any disclosures required by law, rule, regulation or court or other governmental order.
               2.2 Inspection. The Company shall permit each Investor, so long as such Investor owns at least five hundred thousand (500,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and the like), at

14

such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.
               2.3 Termination of Information and Inspection Covenants. The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Initial Offering, or (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.
               2.4 Right of First Offer. Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Stockholder that holds at least two hundred ninety thousand (290,000) shares of the Company’s Series AA Preferred Stock or an equivalent amount of Common Stock issued upon conversion thereof (subject to appropriate adjustment for stock splits, stock dividends, combinations and the like) (a “Major Stockholder”) and to each Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, Major Stockholder and Investor shall collectively be referred to as the “Major Investors,” and the term “Major Investors” includes any partners, members and affiliates of a Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners, members and affiliates in such proportions as it deems appropriate.
          Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:
                    (a) The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.
                    (b) By written notification received by the Company within twenty (20) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of shares of Common

15

Stock issued and held by such Fully-Exercising Investor bears to the total number of shares of Common Stock held by all of the Fully-Exercising Investors (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).
                    (c) If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.
                    (d) The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Company’s Board of Directors, including the Preferred Directors (as defined in the Restated Certificate of Incorporation, as amended from time to time); (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock registered under the Act, at an offering price of at least $3.15 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and resulting in proceeds to the Company in excess of $30,000,000 in the aggregate (a “Qualified Public Offering”), (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) the issuance of securities in connection with a bona fide business acquisition by the Company of a bona fide commercial operating entity, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, or (v) the issuance and sale of Series A Preferred Stock pursuant to the Series A Agreement. In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.
                    (e) The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund provided that such venture capital fund agrees in writing to be bound by the provisions of this Agreement.
                    (f) The covenants set forth in this Section 2.4 shall terminate and be of no further force or effect upon the consummation of a Qualified Public Offering.
               2.5 Director and Officer Insurance. The Company shall use its best efforts to obtain from financially sound and reputable insurers directors and officers insurance with coverage in an amount as approved by the Board of Directors, including each of the Preferred Directors, as soon as practicable following the Closing (as defined in the Series A

16

Agreement) but in no event later than sixty days (60) following the Closing. Such policy shall not be cancelable by the Company without the prior approval of the Board of Directors, including the consent of each of the Preferred Directors.
               2.6 Equity Incentive Plans. Unless otherwise approved by the Board of Directors (including each of the Preferred Directors), the Company shall not authorize, reserve, issue or agree to issue an aggregate of greater than Fifteen Million Six Hundred Thirty-Nine Thousand Four Hundred (15,639,400) shares of the Company’s Common Stock (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations) under any and all equity incentive programs approved by the Board of Directors, pursuant to which directors, officers, employees and consultants of the Company may be offered the opportunity to acquire shares of the Company’s Common Stock (or other securities of the Company).
               2.7 Proprietary Information and Inventions Agreements. The Company shall require all directors, employees and consultants of the Company or any of its subsidiaries or affiliates with access to confidential information to execute and deliver a proprietary information and inventions agreement in substantially the form approved by the Company’s Board of Directors, including at least two of the Preferred Directors, as soon as practicable following the Closing (as defined in the Series A Agreement) but in no event later than sixty days (60) following the Closing.
               2.8 Employee Agreements.
                    (a) Unless approved by the Board of Directors of the Company, all future employees of the Company who shall purchase, or receive options to purchase, shares of the Company’s Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4)-year period with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months thereafter and (b) a one hundred eighty (180)-day lockup period in connection with the Company’s Initial Offering. The Company shall retain a right of first refusal on transfers until the Company’s Initial Offering and the right to repurchase unvested shares at cost.
                    (b) The Company shall use all commercially reasonable efforts to require all employees of the Company or any of its subsidiaries or affiliates to enter into employment agreements in substantially the form approved by the Company’s Board of Directors, including at least two of the Preferred Directors, as soon as practicable following the Closing but in no event later than sixty days (60) following the Closing.
               2.9 Observer Rights. As long as Accel Europe, L.P. (“Accel”), together with its affiliates, owns at least ten percent (10%) of the outstanding shares of the Series A Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) owned by Accel immediately following the Closing (as defined in the Series A Agreement) (as adjusted for stock splits, stock dividends, recapitalizations or the like) and Jerusalem Venture Partners, L.P. (“JVP”), together with its affiliates, owns at least ten percent (10%) of the

17

outstanding shares of Series A Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) owned by JVP immediately following the Closing, and Svenska Industrifonden (“Industrifonden”) owns at least ten percent (10%) of the outstanding shares of Series AA Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (as adjusted for stock splits, stock dividends, recapitalizations or the like), the Company shall invite a representative of each of Accel, JVP and Industrifonden to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials that it provides to its directors; provided, however, that such representative shall agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and, provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to such representative or if such Investor or its representative is or is affiliated with a direct competitor of the Company.
               2.10 Qualified Small Business Stock. The Company will use its commercially reasonable efforts to not take any action that would cause the shares of the Company’s capital stock held by the Investors to not qualify as “Qualified Small Business Stock” under Section 1202(e) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company will use commercially reasonable efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations, and agrees not to repurchase any stock of the Company if such repurchase would cause such shares to not qualify as “Qualified Small Business Stock.” Notwithstanding the foregoing, the Company’s obligations under this Section 2.10 shall terminate and be of no further force or effect: (a) if the Investors holding at least sixty percent (60%) of the outstanding Series A Preferred Stock (voting together as a single class and on an as converted to Common Stock basis) consent to such termination in writing, (b) upon the consummation of the Initial Offering, (c) upon a determination of the Board of Directors, including the consent of each Preferred Director, that it is no longer in the Company’s best interests or (d) if compliance with such obligations would require the Company to alter its operations so as to prevent the value of its total gross assets from exceeding $50,000,000.
               2.11 Termination of Certain Covenants. The covenants set forth in Sections 2.5, 2.6, 2.7, 2.8 and 2.9 shall terminate and be of no further force or effect upon the consummation of (a) a Qualified Public Offering or (b) a Liquidation Event, as that term is defined in the Company’s Restated Certificate of Incorporation (as amended from time to time).
          3. Miscellaneous.
               3.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights,

18

remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
               3.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of North Carolina as applied to agreements among North Carolina residents entered into and to be performed entirely within North Carolina.
               3.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
               3.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
               3.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).
               3.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
               3.7 Entire Agreement; Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement (other than Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of at least sixty percent (60%) of the Registrable Securities. The provisions of Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and at least sixty percent (60%) in interest of the Major Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities subject to the terms and conditions hereof, each future holder of all such securities and the Company.
               3.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

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               3.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

20

          IN WITNESS WHEREOF, the parties have executed this Investors’ Rights Agreement as of the date first above written.

COMPANY:

QLIK TECHNOLOGIES INC.

By:	/s/ Måns Hultman

Name:

Title:

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

INVESTOR:

ACCEL EUROPE L.P.
By:	Accel Europe Associates L.P.
Its General Partner
By:	Accel Europe Associates L.L.C.
Its General Partner

By:	/s/ TRACY L Sedlock

ATTORNEY-IN-FACT

ACCEL EUROPE INVESTORS 2004 L.P.

By:	/s/ TRACY L Sedlock

ATTORNEY-IN-FACT

Address:	Bruce Golden
Accel Partners
16 St. James Street
London SW1A 1ER
United Kingdom

With a copy to:
Richard Zamboldi
Accel Partners
428 University Avenue
Palo Alto, CA 94301
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

INVESTOR:

JERUSALEM VENTURE PARTNERS IV, L.P.

By:	Jerusalem Partners IV, L.P., its General Partner

By:	JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:

Title:

JERUSALEM VENTURE PARTNERS IV-A, L.P.

By:	Jerusalem Partners IV, L.P., its General Partner

By:	JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:

Title:

JERUSALEM VENTURE PARTNERS
ENTREPRENEURS FUND IV, L.P.

By:	Jerusalem Partners IV, L.P., its General Partner

By:	JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:

Title:

Address:	41 Madison Avenue, 25th Floor
New York, NY 10010
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

INVESTOR:

JERUSALEM VENTURE PARTNERS IV (ISRAEL), L.P.

By:	Jerusalem Partners IV — Venture Capital, L.P.,
its General Partner

By:	JVP Corp. IV, its General Partner

By:	/s/ Erel Margalit

Name:

Title:

Address:	Jerusalem Technology Park
Building 1
Malha
Jerusalem 91487
Israel
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Johan Averstedt

[Print Name of Stockholder]

By:	/s/ Johan Averstedt

	Name:	Johan Averstedt
	Title:	Regional Sales Director

Address:		115 W 74 St #4A
New York, NY 10023
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Johan Asplund [Print Name of Stockholder]

By:	2004-10-29

	Name:	/s/ Johan Asplund

Title:

Address:		Stövarevägen 4B 23192 Trelleborg
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

MM 2000 Markment AB [Print Name of Stockholder]

By:	/s/ Roy Ahnell

	Name:	Roy Ahnell
	Title:	Director

Address:		c/o MM 2000 Markment AB Kullagränd 11 S-23942 Falsterbo Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Henrik Beén [Print Name of Stockholder]

By:	/s/ Henrik Beén

Name:

Title:

Address:		Rådmansgatan 7B
211 46 Malmö Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Lars Björk [Print Name of Stockholder]

By:	/s/ Lars Björk

Name:

	Title:	CFO

Address:		Kalasgatan 3 26147 Landskrona Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

/s/ Karin Berglund [Print Name of Stockholder]

By:

	Name:	Karin Berglund
Title:

Address:		Stromandsv. 3 23044 Bunkeflostrand
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Sten Berg [Print Name of Stockholder]
By:
	Name:	/s/ Sten Berg
Title:

Address:		Malmöv 8 24010 Dalby

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Lars-Inge Berg [Print Name of Stockholder]
By:	/s/ Lars-Inge Berg
Name:
Title:

Address:		Egmahemv, 19
16344 Spånga Sweden

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Per Benteke [Print Name of Stockholder]
By:	/s/ Per Benteke
	Name:	Per Benteke
	Title:	Devt. Team Leader

Address:		Regementsg 16 A
S — 211 42 Malmö, SWE

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Claes Björk [Print Name of Stockholder]
By:	/s/ Claes Björk
Name:
Title:

Address:		67 Park Ave
Greenwich CT 06830, USA
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
/s/ Christer Berg
[Print Name of Stockholder]

By:	Christer Berg
Name:
Title:

Address:		4008 Edward Pride Wynd
Raleigh, NC 27612 USA
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Björn Gustaf Berg Förvaltningsbdeg AB [Print Name of Stockholder]
By:	/s/ Björn Berg
	Name:	Björn Berg
Title:

Address:		Seeblichweg 10, A-5700
Zell an See, Austria

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Lisa Berg [Print Name of Stockholder]
By:	/s/ Lisa Berg
	Name:	Lisa Berg
Title:

Address:		Bondeg 22
11633 Stockholm
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Ingemar Carlo [Print Name of Stockholder]
By:	/s/ Ingemar Carlo
	Name:	Ingemar Carlo
	Title:	Senior Consultant

Address:		Bredgatan 12 B
222 21, Lund, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: [Print Name of Stockholder]
By:	/s/ Johan Callin
	Name:	Johan Callin
Title:

Address:		Götgatan 61
11621 Stockholm
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Mathias Carnemark [Print Name of Stockholder]
By:	/s/ Mathias Carnemark
Name:
	Title:	Professional Services Manager

Address:		Bergalidsgången 4
13554 Tyresö
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Johan Dahlberg [Print Name of Stockholder]
By:	/s/ Johan Dahlberg
	Name:	Johan Dahlberg
	Title:	Consultant

Address:		Nykroppagatan 19 12332 Farsta
Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Adam Dahlberg
[Print Name of Stockholder]

By:	/s/ Adam Dahlberg

	Name:	Adam Dahlberg

Title:

Address:		Villagatan 22, 11432 Stockholm, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Anna Dahlberg
[Print Name of Stockholder]

By:	/s/ Anna Dahlberg

	Name:	Anna Dahlberg

Title:

Address:		Artillerigatan 28 C 11451 Stockholm, Sweden
Signature page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Göran Engström
[Print Name of Stockholder]

By:	/s/ Göran Engström

Name:

Title:

Address:		Duvarp 31 27462 Rydsgård Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Fredrik Ehnö
[Print Name of Stockholder]

By:	/s/ Fredrik Ehnö

	Name:	Fredrik Ehnö

	Title:	Acc Mgr

Address:		Blekingegatan 40 B 11662 Stockholm Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Ivana Flodr
[Print Name of Stockholder]

By:	/s/ Ivana Flodr

Name:

Title:

Address:		Ivana Flodr 29 Dunreath St #2 02119 Boston MA USA
Signature page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

/s/ Per Falkenborn
[Print Name of Stockholder]

By:

	Name:	Mr Per Falkenborn

Title:

Address:		F M Franzéns Gata 25440 Helsingborg
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

[Print Name of Stockholder]

By:	/s/ Anna Falkenborn

	Name:	Anna Falkenborn

Title:

Address:		Grubbagatan 3A 25444 Helsingborg
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Staffan Gestrelius
[Print Name of Stockholder]

By:	/s/ Staffan Gestrelius
	Name:	Staffan Gestrelius
	Title:	Assoc. Professor

Address:		Annas Väg 8 SE — 24563 Hjärup, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Harriet Gestrelius
[Print Name of Stockholder]

By:	/s/ Harriet Gestrelius
	Name:	Harriet Gestrelius
Title:

Address:		Annas Väg 8 24563 Hjärup, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Gantro AB
[Print Name of Stockholder]

By:	/s/ Roland Persson
	Name:	Roland Persson
	Title:	CEO, President

Address:		Domkyrkov. 17 Höllviken
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
/s/ Anna Hausson
[Print Name of Stockholder]

By:
	Name:	Anna Hausson
Title:

Address:		Råkv. 42, 23736 Bjärred Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
/s/ Tim Hansen
[Print Name of Stockholder]

By:	Tim Hansen
Name:
Title:

Address:		Bielkevägen 12, S-18263 Djursholms Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Måns Hultman
[Print Name of Stockholder]

By:	/s/ Måns Hultman
Name:
Title:

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

[Print Name of Stockholder]

By:	/s/ Johan Idh
	Name:	Johan Idh
	Title:	Software developer

Address:		Iliongränd 19 SE — 22472 LUND
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Stiftelsen Industrifonden [Print Name of Stockholder]
By:	/s/ Lars Ōjefors /s/ Tommy Nilsson
	Name:	Lars Ōjefors Tommy Nilsson
Title:

Address:		P.O. Box 1163 SE — 11191 Stockholm Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Intenspentia AB Måns Hultman
By:	/s/ Måns Hultman

Address:	Valborgsgatan
Malmö
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Lena Jeppsen [Print Name of Stockholder]
By:	/s/ Lena Jeppsen
Name:
Title:

Address:		Ryttaregatan 1c
21243 Malmö
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Kristoffer Jönsson [Print Name of Stockholder]
By:	/s/ Kristoffer Jönsson
Name:
Title:

Address:	Falkenbergsgatan 1
214 24 Malmö, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Sten K Johnson [Print Name of Stockholder]
By:	/s/ Sten K Johnson
	Name:	Sten K Johnson
	Title:	Director

Address:		Sveciagatan 22
SE — 216 18 Limhamn
Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Kamelen 7 [Print Name of Stockholder]
By:	/s/ Sven Olsson
Name:
Title:

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

/s/ Niklas Lagesson

[Print Name of Stockholder]

By:	October 26 2004

	Name:	Niklas Lagesson
	Title:	Mr

Address:		Tågaborg 46
Helsingborg SE
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Magnus Lindhe

[Print Name of Stockholder]

By:	/s/ Magnus Lindhe

	Name:	Magnus Lindhe
	Title:	VP Scandinavian Manager

Address:		Visvägen 18, 245 42 Staffanstorp
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Anna Lindh

[Print Name of Stockholder]

By:	/s/ Anna Lindh

Name:

Title:

Address:		Nobelvägen 113
21433 Malmö
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Håkan Lohmander

[Print Name of Stockholder]

By:	/s/ Håkan Lohmander

	Name:	Håkan Lohmander
	Title:	Ph.D.

Address:		Elevgränden 14
SE — 224 67 LUND, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Carl Lohmander

[Print Name of Stockholder]

By:

Name:

Title:

Address:	Elevgränden 14
SE — 224 67 LUND, Sweden

On behalf of Carl Lohmander, legal guardians of Carl Lohmander

/s/ Håkan Lohmander

Håkan Lohmander

/s/ Kerstin Lohmander

Kerstin Lohmander
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Waitis Handels AB

Måns Hultman

[Print Name of Stockholder]

By:	/s/ Måns Hultman

	Name:	Måns Hultman
	Title:	Ceo

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Jeanett Miladinov

[Print Name of Stockholder]

By:	/s/ Jeanett Miladinov

	Name:	Jeanett Miladinov
	Title:	Accounting Manager

Address:		Tåbelundsvägen 5
S — 241 37 Eslöv
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Jonas Nachmanson
[Print Name of Stockholder]

By:	/s/ Jonas Nachmanson
	Name:	Jonas Nachmanson
Title:

Address:		Kansligatan 11 S — 244 31 Kävlinge, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
/s/ Kenneth Nörgaard
[Print Name of Stockholder]

By:
	Name:	Kenneth Nörgaard
	Title:	Key Account Manager

Address:		Backgatan 5 270 35 Blentarp Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Lennart Nilsson
[Print Name of Stockholder]

By:
	Name:	/s/ Lennart Nilsson
Title:

Address:		Professorsgatan 26 S — 223 63 Lund Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Margareta Nilsson
[Print Name of Stockholder]

By:
	Name:	/s/ Margareta Nilsson
Title:

Address:		Professorsgatan 24 223 63 Lund
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Tamara Neumann
[Print Name of Stockholder]

By:	/s/ Tamara Neumann
	Name:	Tamara Neumann
	Title:	Consultant

Address:		Steigerweg 6 34233 Fuldatal Germany
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
Novexus, LLC
[Print Name of Stockholder]

By:	/s/ Christer Bergman
	Name:	Christer Bergman
	Title:	President

Address:		927 Fairway Dr Vienna, VA 22180 USA
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Parlamentet 1 AB Måns Hultman

By:	/s/ Måns Hultman

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Tor Peters [Print Name of Stockholder]

By:	/s/ Tor Peters

Name:

Title:

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Daniel Persson
[Print Name of Stockholder]

By:	/s/ Daniel Persson

Name:
Title:

Address:	Flygelvägen 100 22472 Lund Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Pär Rosell
[Print Name of Stockholder]

By:	/s/ Pär Rosell

	Name:	Pär Rosell
	Title:	Director Corporate Marketing

Address:		Derbyvägen 67 252 86 Helsingborg
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Jens Rundquist
[Print Name of Stockholder]

By:	/s/ Jens Rundquist

Name:
Title:

Address:	Ingrid Bergmans väg 11 169 40 Solna
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Malin Sjöberg [Print Name of Stockholder]

By:	/s/ Malin Sjöberg

Name:

	Title:	Translator / Documentalist

Address:		Bäckabrinken 35B S — 244 33 Kävlinge
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Patrick Sillén [Print Name of Stockholder]

By:	2004-10-26

	Name:	/s/ Patrick Sillén
	Title:	Mv.

Address:		Byastugsvägen 45 246 51 Löddeköpinge
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Hans Sjöstedt [Print Name of Stockholder]

By:	/s/ Hans Sjöstedt

Name:

Title:

Address:		Styckjunkargatan 6 2123 Malmö Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
/s/ Pelle Sandö
[Print Name of Stockholder]

By:
	Name:	Pelle Sandö
Title:

Address:		Tunvägen 22
170 68 Solna
Sweden

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Sundet Investment AB Måns Hultman
By:	/s/ Måns Hultman

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:
/s/ Roland Stålbrand
[Print Name of Stockholder]

By:
Name:
	Title:	Sales Manager

Address:		Bäckabrinken 35B, 244 33
Kävlinge, Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Henrik Svensson [Print Name of Stockholder]
By:	/s/ Henrik Svensson
	Name:	Henrick Svensson
Title:

Address:		Östervång 43
SE — 247 32 Södra Sandby
Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Maria Stenberg [Print Name of Stockholder]
By:	/s/ Maria Stenberg
Name:
Title:

Address:		Gråvädersvägen 44
222 28 Lund
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER: Wilhelm Suneson [Print Name of Stockholder]
By:	/s/ Wilhelm Suneson
	Name:	Wilhelm Suneson
	Title:	Account Manager

Address:		121 52 Johanneshov
Karlskronavägen 59
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

/s/ Gösta Sjölin

[Print Name of Stockholder]

By:

	Name:	Gösta Sjölin

Title:

Address:		Nicoloviusgatan 8 A 217 57 Malmö Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Tibia Konsult AB
[Print Name of Stockholder]

By:	/s/ Sten K Johnson

	Name:	Sten K Johnson

	Title:	Director

Address:		c/o Midway Holding AB Box 4241 SE — 203 13 Malmö Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Johan Wickström
[Print Name of Stockholder]

By:	/s/ Johan Wickström

	Name:	Johan Wickström

Title:

Address:		Ringv 99 235 93 Vellinge
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Rasmus Wittsell
[Print Name of Stockholder]

By:	/s/ Rasmus Wittsell

Name:

Title:

Address:		Västergatan 28 275 33 Sjöbo Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Carolina Wikström
[Print Name of Stockholder]

By:	/s/ Carolina Wikström

Name:

Title:

Address:		Borgens Allé 21 SE — 244 39 Kävlinge Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Peter Vilén Fastighetskonsult AB
[Print Name of Stockholder]

By:	/s/ Peter Vilén

	Name:	Peter Vilén

	Title:	President

Address:		Vasagatan 2A 216 12 Limhamn Sweden
Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

STOCKHOLDER:

Håkan Wolgé
[Print Name of Stockholder]

By:	/s/ Håkan Wolgé

Name:

Title:

Address:

Signature Page to Qlik Technologies Inc.
Investors’ Rights Agreement

SCHEDULE A
List of Investors
Accel Europe, L.P.
Accel Europe Investors 2004 L.P.
Jerusalem Venture Partners IV, L.P.
Jerusalem Venture Partners IV-A, L.P.
Jerusalem Venture Partners Entrepreneurs Fund IV, L.P.
Jerusalem Venture Partners IV (Israel), L.P.

S-1

SCHEDULE B
List of Stockholders
[See attached]
QlikTech Stockholders
Asplund, Johan
Averstedt, Johan
Been, Henrik
Benteke, Per
Berg, Bjorn
Berg, Christer
Berg, Lars-Inge
Berg, Lisa
Berg, Sten
Berglund, Karin
Bjork, Claes
Bjork, Lars
BlueGenes Natverkskapital AB
Callin, Johan
Carlo, Ingemar
Carnemark, Mathias
Dahlberg, Adam
Dahlberg, Anna
Dahlberg, Johan
Ehno, Fredrik
Falkenborn, Anna
Falkenborn, Per
Flodr, Ivana
Gantro AB
Gestrelius, Harriet
Gestrelius, Staffan
Hansen, Tim
Hansson, Anna
Hultman, Mans
Idh, Johan
Intenspentia
Jeppesen, Lena
Jonsson, Kristoffer
Johnson, Sten K. c/o Midway Holding
Kamelen 7 AB Att: Sven Olsson
Lageson, Niklas
Laitis Handels AB, Att: Mats Nilstoft
Lindh, Anna
Lindhe, Magnus
Lohmander, Carl
Lohmander, Hakan
MG Engstrom AB, Goran Engstrom
Miladinov, Jeanett
MM 2000 Markment AB, Att: Roy Ahnell
Nahmanson, Jonas
Neumann, Tamara
Nilsson, Lennard
Nilsson, Margareta
Norgaard, Kenneth
Novesux LLC, Crhister Begman
Parlamentet 1 AB, mats Nilstoft
Persson, Daniel
Peter Vilen Fastighetskonsult AB
Peters, Tor
Ravas, Niclas
Rosell, Pelle
Rundquist, Jens
Sando, Pelle
Sillen, Patrick
Sjoberg, Malin
Sjolin, Gosta
Sjostedt, Hans
Stalbrand, Roalnd
Stenberg, Maria
Stiftelsen Industrifonden
Sundet Investment
Suneson, Wilhelm
Svensson, Henrik
Swedestart II KB (Capman)
Tibia AB c/o Midway Holding
Wickstrom, Johan
Wikstrom, Carolina
Wittsell, Rasmus
Wolge, Hakan